UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2025

V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(720) 778-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of V.F. Corporation (the “Company”) has appointed Abhishek Dalmia to the role of Executive Vice President and Chief Operating Officer and principal operating officer, effective as of April 3, 2025. In this role, Mr. Dalmia will oversee the Company’s corporate strategy, transformation, digital technology and supply chain operations. Mr. Dalmia, 47, joined the Company in March 2024, and served as Executive Vice President and Chief Strategy, Transformation and Digital Officer.

Before joining the Company, Mr. Dalmia served as a Managing Director and Partner at Boston Consulting Group (“BCG”), advising clients including apparel and footwear companies on digital-led e-commerce, brand management and marketing, consumer analytics, artificial intelligence and technology. Prior to BCG, Mr. Dalmia served as Senior Vice President, Digital at lululemon athletica inc. where he led the company’s e-commerce, digital marketing and analytics organizations globally. He also held several key leadership roles at Dell Technologies Inc. (“Dell”), including leading marketing functions, e-commerce businesses and new ventures to drive digital growth and innovation. Mr. Dalmia started his career with General Electric Company and then worked for Citibank before joining Dell.

In connection with his appointment as Executive Vice President and Chief Operating Officer, Mr. Dalmia will receive the following compensation package: (i) an annualized base salary of $800,000, (ii) a target annual bonus opportunity of 110% of his annual base salary for fiscal 2026 and (iii) a target annual long-term incentive opportunity of $3,000,000 for fiscal 2026, expected to be made in May 2025 concurrent with long-term incentive plan annual equity awards to the Company’s other executive officers. In addition, Mr. Dalmia will be eligible to participate in the Company’s Severance Plan for Section 16 Officers and other programs available to the Company’s senior executives.

Mr. Dalmia has no family relationship to the Company nor to any of its directors or executive officers, and there are no transactions in which Mr. Dalmia has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Dalmia and any other person pursuant to which Mr. Dalmia was appointed as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
(Registrant)

		By:	/s/ Jennifer S. Sim
Jennifer S. Sim
Chief Legal Officer and Corporate Secretary

Date:	April 3, 2025